As filed with the Securities and Exchange Commission on September 3, 2014

Registration No. 333-188183

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	5812	84-1133368
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Corporate Circle
Golden, Colorado (303) 384-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Boyd E. Hoback
President and Chief Executive Officer
Good Times Restaurants Inc.
601 Corporate Circle
Golden, Colorado 80401
(303) 384-1400

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Roger C. Cohen, Esq.
Snell & Wilmer L.L.P.
1200 17th Street, Suite 1900
Denver, Colorado 80202
Telephone: (303) 634-2000
Facsimile: (303) 634-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(c) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

On August 15, 2013, the Securities and Exchange Commission (the “SEC”) declared effective a Registration Statement on Form S-1 (File No. 333-188183) (the “Initial Registration Statement”) filed by Good Times Restaurants Inc. (the “Company”) pursuant to which the Company registered (i) 2,200,000 shares of the common stock of the Company, (ii) A Warrants to purchase 2,200,000 shares of common stock of the Company, (iii) B Warrants to purchase 1,100,000 shares of common stock of the Company, (iv) Underwriter Warrants to purchase 154,000 shares of common stock of the Company, (v) 2,200,000 shares of common stock underlying the A Warrants, (vii) 1,100,000 shares of common stock underlying the B Warrants, and (vi) 154,000 shares of common stock underlying the Underwriter Warrants.

The Company is filing this Post-Effective Amendment No. 1 to the Initial Registration Statement (this “Post-Effective Amendment”) to update the financial information and other disclosures in the Initial Registration Statement to, among other things, include its audited financial statements for the fiscal year ended September 30, 2013.  The number of shares of common stock for which the Company is maintaining registration pursuant to this Post-Effective Amendment takes into account the Company’s prior issuance of a total of 2,126,850 shares of common stock upon exercise of certain of the warrants described above.

All applicable registration fees payable in connection with the continued registration of the shares of common stock registered pursuant to this Post-Effective Amendment were previously paid at the time the Initial Registration Statement was filed.  This Post-Effective Amendment is being filed in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 3, 2014

PROSPECTUS
1,633,500 Shares of Common Stock Underlying Outstanding A Warrants

154,000 Shares of Common Stock Underlying Outstanding Underwriter Warrants

This prospectus relates to the issuance and sale by us of up to 1,787,500 shares of Good Times Restaurants Inc. common stock, par value $0.001 per share, upon exercise of outstanding A Warrants (the “A Warrants”) and warrants received by Maxim Group LLC, as underwriters (the “Underwriter Warrants”), that were issued by us and included on our Registration Statement on Form S-1 (File No. 333-188183) filed with and declared effective by the Securities and Exchange Commission on August 15, 2013 (the “Initial Registration Statement”).  Each A Warrant has an exercise price of $2.75 per share, is currently exercisable, and expires on August 16, 2018.  Each Underwriter Warrant has an exercise price of $3.125 per share, is currently exercisable, and expires on August 16, 2016.  To the extent the A Warrants and Underwriter Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to $4,973,375 based on the exercise price of $2.75 per share for each A Warrant and $3.125 per share for each Underwriter Warrant.

The shares registered hereby may be sold or otherwise disposed of from time to time upon the exercise of the warrants.

Our common stock is listed on the NASDAQ Capital Market under the symbol “GTIM”. On September 2, 2014, the last reported sales price of a share of our common stock on the NASDAQ Capital Market was $4.08.

Investing in our common stock involves a high degree of risk.  Before making an investment decision, please read “Risk Factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission.  You should read and consider all information contained in this prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to this registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than the information incorporated by reference or provided in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any document incorporated or deemed to be incorporated by reference in this prospectus is accurate as of any date other than the date of that document.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Good Times” and similar terms refer to Good Times Restaurants Inc., a Nevada corporation, and its consolidated subsidiaries, including Good Times Drive-Thru Inc. (“GTDT”) and BD of Colorado LLC (“BD of Colo”).  Both of GTDT and BD of Colo are wholly-owned subsidiaries of Good Times Restaurants Inc.  Unless otherwise indicated or the context otherwise requires, financial and operating data in this prospectus reflect the consolidated business and operations of Good Times Restaurants Inc. and GTDT.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such statements are subject to the safe harbors created thereby.  A forward-looking statement is neither a prediction nor a guarantee of future events. We try, whenever possible, to identify these forward-looking statements by using words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “would,” and similar expressions.  Forward-looking statements are related to, among other things:

•	business objectives and strategic plans;

•	operating strategies;

•	our ability to open and operate additional restaurants profitably and the timing of such openings;

•	restaurant and franchise acquisitions;

•	anticipated price increases;

•	expected future revenues and earnings, comparable and non-comparable restaurant sales, results of operations, and future restaurant growth (both company-owned and franchised);

•	estimated costs of opening and operating new restaurants, including general and administrative, marketing, franchise development and restaurant operating costs;

•	anticipated selling, general and administrative expenses and restaurant operating costs, including commodity prices, labor and energy costs;

•	future capital expenditures;

•	our expectation that we will have adequate cash from operations and credit facility borrowings to meet all future debt service, capital expenditure and working capital requirements;

•	the sufficiency of the supply of commodities and labor pool to carry on our business;

•	success of advertising and marketing activities;

•	impact of the adoption of new accounting standards and our financial and accounting systems and analysis programs;

•	expectations regarding competition and our competitive advantages;

•	impact of our trademarks, service marks, and other proprietary rights; and

•	effectiveness of our internal control over financial reporting.

Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risks and uncertainties.

In addition, the factors described under Critical Accounting Policies and Estimates in Part II, Item 7, and Risk Factors in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as well as other possible factors not listed, could cause actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the following: concentration of restaurants in certain markets and lack of market awareness in new markets; changes in disposable income; consumer spending trends and habits; increased competition in the quick service restaurant market; costs and availability of food and beverage inventory; our ability to attract qualified managers, employees, and franchisees; changes in the availability of capital or credit facility borrowings; costs and other effects of legal claims by employees, franchisees, customers, vendors, stockholders and others, including settlement of those claims; effectiveness of management strategies and decisions; weather conditions and related events in regions where our restaurants are operated; and changes in accounting standards, policies and practices or related interpretations by auditors or regulatory entities.

All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this prospectus by reference.  See the heading “Incorporation of Certain Information by Reference” for information on how you can obtain a copy of the information that has been incorporated by reference but not delivered with this prospectus.

The Company

Good Times Restaurants Inc., a Nevada corporation (the “Company”), was organized in 1987.  Through our wholly-owned subsidiary, Good Times Drive Thru Inc. (“Drive Thru”), we are engaged in the business of developing, owning, operating and franchising hamburger-oriented drive-through restaurants under the name Good Times Burgers & Frozen Custard.  Most of our restaurants are located in the front-range communities of Colorado but we also have franchised restaurants in Wyoming.  Over the last two years, we have sold or closed a small number of under-performing restaurants which has increased working capital and improved operating margins.  We have also repaid all of our bank debt and increased our equity.  During the three months ended June 30, 2014, we reported $162,000 net income from operations.  During the three months ended December 31, 2014 and March 31, 2014, we incurred net losses from operations of $253,000 and $509,000, respectively.  During the fiscal years ended September 30, 2011, September 30, 2012 and September 30, 2013, we incurred net losses from operations of $1,013,000, $777,000 and $807,000, respectively.

We recently entered into a series of agreements with Bad Daddy’s International, LLC, a North Carolina limited liability company (“BDI”), and Bad Daddy’s Franchise Development, LLC, a North Carolina limited liability company (“BDFD”), to acquire the exclusive development rights for Bad Daddy’s Burger Bar restaurants in Colorado, additional restaurant development rights for Arizona and Kansas through our wholly owned subsidiary BD of Colo and a 48% voting ownership interest in the Bad Daddy’s Burger Bar franchisor entity, BDFD.

BD of Colo is engaged in the business of developing, owning and operating full service hamburger-oriented restaurants under the name Bad Daddy’s Burger Bar. The Company manages BDFD under a management agreement and BDFD is engaged in the business of franchising Bad Daddy’s Burger Bar restaurants across the country.  We do not consolidate the operations of BDFD in our financial statements and account for our 48% ownership interest under the equity method of accounting.

Our principal executive offices are located at 601 Corporate Circle, Golden, Colorado 80401, and telephone number is (303) 384-1400.

The Offering

Securities offered	1,633,500 shares of our common stock, par value $.001 per share, issuable upon exercise of A Warrants, and 154,000 shares of our common stock, issuable upon exercise of Underwriter Warrants.

Common stock outstanding	7,772,292 shares as of September 2, 2014.

Use of Proceeds
We estimate that our net proceeds from this offering will be up to $4,973,375 if and when the A Warrants and Underwriter Warrants are exercised for cash.  We intend to use the net proceeds from this offering for working capital and other general corporate purposes.  See “Use of Proceeds.”

Listing of Common Stock	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “GTIM.”

Transfer Agent	Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021, telephone number (303) 263-0600.

Fees and Expenses	We will pay the fees and expenses related to the offering.

Risk Factors
Before you invest in our common stock, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 6 of this prospectus. You should carefully read and consider these risk factors together with all of the other information included in or incorporated by reference into this prospectus before you decide to purchase shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described below, in our most recent Annual Report on Form 10-K, which we filed with the SEC on December 27, 2013, which is incorporated by reference into this prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our securities could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

Risks Relating to Prior Securities Issuances

Issuances of our securities are subject to federal and state securities laws, and certain holders of common stock issued by us may be entitled to rescission.

Issuances of securities are subject to federal and state securities laws.  Between May 21, 2014 and August 20, 2014, the Company issued 484,600 shares of common stock upon exercise by certain security holders holding A Warrants for an aggregate purchase price of $1,332,650.  The Company issued these shares on the belief that the shares were registered pursuant to the Company’s registration statement on Form S-1, of which this prospectus forms a part, originally filed with and made effective by the SEC on August 15, 2013 (the “Initial Registration Statement”), and that the issuance did not require a new or updated registration statement.  The Company became aware that the SEC does not view the shares underlying warrants as being “sold” for securities law purposes until the warrants are exercised, and therefore it is the view of the SEC that the Company should have filed a post-effective amendment to the Initial Registration Statement prior to issuing these shares.  The sale of these shares upon exercise of the A Warrants was therefore not registered under federal and state securities laws.  Consequently, the holders of A Warrants who purchased such shares may seek to rescind the sale, in which case we could be liable for rescission payments to them in the amount of their aggregate original purchase price plus applicable interest.  If one or more investors were to successfully seek such rescission or prevail in any such suit, we could face financial demands that could materially and adversely affect our financial position.  As of the date hereof, we have not received any claims for rescission or damages or claims relating to any other liability stemming from our issuance of these shares.

USE OF PROCEEDS

We estimate that the aggregate proceeds to us from the sale of the A Warrants and Underwriter Warrants in this offering, after deducting estimated offering expenses payable by us, will be up to $4,973,375 if and when the A Warrants and Underwriter Warrants are exercised for cash.

We intend to use any additional proceeds that we receive upon exercise of the A Warrants and Underwriter Warrants for working capital and other general corporate purposes.  We cannot anticipate the timing or amount of any cash exercises of the warrants, if at all, and accordingly cannot specify with certainty the particular uses of the cash proceeds from this offering.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

As of September 2, 2014, 7,772,292 shares of our common stock were issued and outstanding.  The information contained under the heading “Issuances of our securities are subject to federal and state securities laws, and certain holders of common stock issued by us may  be entitled to rescission” concerning certain shares that were issued by us without registration is incorporated by reference herein.

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and our articles of incorporation do not provide for cumulative voting in the election of directors unless required by applicable law.  Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of our common stock will receive ratably any dividends declared by our Board of Directors out of funds legally available for the payment of dividends.  In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

 Preferred Stock

Our articles of incorporation provide that our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock.  Our Board of Directors will be able to issue preferred stock in one or more series and determine the voting powers, preferences and relative, participating, optional and other special rights of the shares of any such series of preferred stock, and the qualifications, limitations, and restrictions of such shares, any or all of which may be greater than the rights of our common stock.  Issuances of preferred stock could adversely affect the voting power of common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.  Any issuance of preferred stock also could have the effect of decreasing the market price for our common stock and could delay, deter, or prevent a change in control of the Company.

Our Board of Directors previously designated 1,000,000 shares of preferred stock as “Series A Convertible Preferred Stock,” 1,240,000 shares of preferred stock as “Series B Convertible Preferred Stock,” and 473,934 shares of preferred stock as “Series C Convertible Preferred Stock.”  No shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, or Series C Convertible Preferred Stock are currently outstanding.

A Warrants

As of September 2, 2014, 1,633,500 of our A Warrants were issued and outstanding.  Each A Warrant entitles the registered holder to purchase one share of our common stock at an exercise price of $2.75 per share.  We may, in our sole discretion, by notice to registered holders lower the exercise price of the A Warrants at any time prior to their expiration date for a specified period of not less than 20 business days.  The A Warrants may only be exercised for cash, except as provided therein.  The A Warrants expire on August 16, 2018.  We may extend the duration of the A Warrants by delaying the expiration date upon not less than 20 days’ notice to registered holders of the A Warrants.  We may call all, but not less than all, of the outstanding A Warrants for redemption as follows:

•
at a price of $0.01 for each A Warrant at any time while the A Warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the A Warrants is effective and current;

•	upon not less than 30 days prior written notice of redemption to each A Warrant holder; and

•
if, and only if, the reported last sale price of a share of common stock equals or exceeds 150% of the A Warrant exercise price for any 20 trading days within a 30 consecutive trading day period ending on the third business day prior to the notice of redemption to A Warrant holders.

If the foregoing conditions are satisfied and we call the A Warrants for redemption, each A Warrant holder will then be entitled to exercise his, her or its A Warrant prior to the date scheduled for redemption.

The exercise price and number of shares of common stock issuable upon exercise of the A Warrants may be adjusted in certain circumstances, including but not limited to in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation.  However, the A Warrants will not be adjusted for the issuances of common stock or securities convertible or exercisable into common stock at a price below the then current exercise price of the A Warrants.

The A Warrants may be exercised upon surrender of the applicable A Warrant certificate on or prior to the expiration date at our principal executive office, with the exercise form at the end of the A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, except as provided therein, by certified check payable to us or by wire transfer of immediately available funds to an account designated by us, for the number of A Warrants being exercised.  If, and only if, at the time of exercise of the A Warrants there is no effective registration statement covering the issuance of the shares of common stock acquirable by exercise of the A Warrants, then the holders of the A Warrants may elect to exercise the A Warrants, in whole or in part, by means of a “cashless exercise” provision, pursuant to which a holder may elect to pay the exercise price of the A Warrants by surrendering without exercise a portion of the A Warrants for cancellation, with each surrendered A Warrant deemed to have a value equal to the excess of the fair market value of a share of common stock over the exercise price of such A Warrant.

A holder may not exercise any portion of an A Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 9.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the A Warrants, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation.

The A Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their A Warrants and receive shares of common stock.  After issuance of shares of common stock upon exercise of the A Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

 Underwriter Warrants

As of September 2, 2014, 154,000 of our Underwriter Warrants were issued and outstanding.  Such Underwriter Warrants were issued in connection with a public offering of certain of our securities in August 2013.  The Underwriter Warrants have an exercise price of $3.125, expire on August 16, 2016, have a cashless exercise provision, similar to the A Warrants, and otherwise have the same terms as the A Warrants except that they are not subject to redemption by the Company.

Provisions of Our Articles of Incorporation and Bylaws and Nevada Law that May Have an Anti-Takeover Effect

We are subject to anti-takeover laws for Nevada corporations.  These anti-takeover laws prevent a Nevada corporation from engaging in a business combination with any stockholder, including all affiliates and associates of the stockholder, who is the beneficial owner of 10% or more of the corporation’s outstanding voting stock, for two years following the date that the stockholder first became the beneficial owner of 10% or more of the corporation’s voting stock, unless specified conditions are met.  If those conditions are not met, then after the expiration of the two-year period the corporation may not engage in a business combination with such stockholder unless certain other conditions are met.

Our articles of incorporation and our bylaws contain a number of provisions that may deter or impede takeovers or changes of control or management.  These provisions:

•	authorize our Board of Directors to establish one or more series of preferred stock the terms of which can be determined by the Board of Directors at the time of issuance;

•	do not allow for cumulative voting in the election of directors unless required by applicable law;

•
state that special meetings of our stockholders may be called only by the Chairman of the Board, the president or any two directors and must be called by the president upon the written request of the holders of 25 percent of the outstanding shares of capital stock entitled to vote at such special meeting; and

•	provide that the authorized number of directors is no more than nine as determined by our Board of Directors.

These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their common stock.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval.  Nevada law does not require stockholder approval for any issuance of authorized shares.  However, the NASDAQ listing requirements require stockholder approval of certain issuance equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock.  No assurances can be given that our shares will remain so listed.  We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans.  The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Listing of our Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “GTIM.”  On September 2, 2014, the last reported sale price for our common stock as reported on the Nasdaq Capital Market was $4.08 per share.

Transfer Agent

Our transfer agent is Computershare Trust Company, 250 Royall Street, Canton, Massachusetts 02021.

PLAN OF DISTRIBUTION

The shares of common stock being offered consist solely of 1,787,500 shares that may be issued upon exercise of outstanding A Warrants and 154,000 shares that may be issued upon exercise of outstanding Underwriter Warrants.

We will sell and issue the shares of common stock directly to the applicable warrant holder upon proper exercise in accordance with the terms of the warrants, following delivery to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (other than in the case of a cashless exercise).

INFORMATION WITH RESPECT TO REGISTRANT

All information, except the ownership of certain beneficial owners and management, required under Item 11 of Registration Statement on Form S-1 is incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which was amended on Form 10Q/A on August 22, 2014, and our Definitive Proxy Statement on Schedule 14A filed on December 31, 2013, in connection with our 2014 Annual Meeting of Stockholders.

Information regarding the following is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which was amended on Form 10Q/A on August 22, 2014:

•	Description Business;

•	Description of Property;

•	Legal Proceedings;

•	Financial Statements;

•	Selected Financial Data;

•	Supplementary Financial Information;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure; and

•	Quantitative and Qualitative Disclosures about Market Risk.

Information regarding the following is incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed on December 31, 2013, in connection with our 2014 Annual Meeting of Stockholders:

•	Directors, Executive Officers and Corporate Governance;

•	Executive Compensation; and

•	Certain Relationships and Related Transactions, and Director Independence.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s common stock as of August 25, 2014 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s common stock, each director and each executive officer named in the Summary Compensation Table in the Company’s proxy statement, and all directors and executive officers as a group.  The address for the principal stockholders and the directors and officers is 601 Corporate Circle, Golden, CO 80401.

Holder	Number of shares	Percent of
Principal stockholders:	beneficially owned**	class1
Small Island Investments Ltd.	1,094,2362	14.08%
Hoak Public Equities, LP	600,0003	7.62%
REST Redux, LLC	500,0004	6.43%
Frigate Ventures LLP	427,5005	5.50%
Wolverine Flagship Fund Trading Ltd	430,5796	5.54%
The Bailey Co.	273,8377	3.52%
The Erie Co. Investment Co.	338,7307	4.36%
Directors and Officers:
Geoffrey R. Bailey-Director	21,0998	*
David L. Dobbin-Director	1,106,9039	14.22%
Robert J. Stetson-Director	580,00010	7.43%
Reuven Har-Even-Director	5,00011	*
Gary J. Heller-Director	12,66712	*
Boyd E. Hoback-Director/Officer	63,86213	*
Steven M. Johnson-Director	25,000	*
Susan M. Knutson-Officer	12,86714	*
Scott G. LeFever-Officer	20,85315	*
Alan A. Teran -Director	41,23516	*
Eric Reinhard-Director	104,03417	1.34%

All directors and executive officers as a group (11 persons including all those named above)	1,993,52918	24.58%

1	Based on 7,772,292 shares of Common Stock outstanding as of September 2, 2014.
2	SII is owned and controlled by director David L. Dobbin and members of his family.
3
The information as to Hoak Public Equities, LP (“Hoak”) and entities controlled directly or indirectly by Hoak is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014.  Includes 100,000 warrants to purchase common stock which are currently exercisable.

4	The information as to REST Redux, LLC (“ReRe”) and entities controlled directly or indirectly by ReRe is derived in part from Schedule 13D, as filed with the SEC on May 2, 2014.
5
The information as to Frigate Ventures LLP (“Frigate”) and entities controlled directly or indirectly by Frigate is derived in part from Schedule 13G, as filed with the SEC on August 26, 2013 and amended on February 10, 2014.

6
The information as to Wolverine Flagship Fund Trading Ltd (“Wolverine”) and entities controlled directly or indirectly by Wolverine is derived in part from Schedule 13G, as filed with the SEC on August 26, 2013.

7
The Bailey Company is 99% owned by The Erie County Investment Co., which should be deemed the beneficial owner of the Company’s Common Stock held by The Bailey Company.  The Erie County Investment Co. also owns 64,893 shares of the Company’s Common Stock in its own name.  Geoffrey R. Bailey is a director and executive officer of The Erie County Investment Co.  Because of his ownership of only 24% of the voting shares of The Erie County Investment Co., Paul T. Bailey disclaims beneficial ownership of the shares of Common Stock held by The Bailey Company and The Erie County Investment Co.

8	Includes 16,666 shares underlying presently exercisable stock options.
9
Includes shares of Common Stock held beneficially by SII, of which 710,902 shares are pledged by SII as security for a line of credit with DHI Investments, Ltd.  Also includes 12,667 shares underlying presently exercisable stock options held by Mr. Dobbin.

10
Includes shares of Common Stock held beneficially by ReRe.  Mr. Stetson is the President of REIT Redux GP, LLC, which is the general partner of the controlling member of ReRe.  Also includes 48,000 shares of common stock and 32,000 warrants to purchase common stock which are currently exercisable, held in each case directly by Mr. Stetson.

11	Includes 5,000 shares underlying presently exercisable stock options.
12	Includes 12,667 shares underlying presently exercisable stock options.
13	Includes 42,865 shares underlying presently exercisable stock options and 2,000 shares underlying presently exercisable warrants.
14	Includes 12,867 shares underlying presently exercisable stock options.
15	Includes 20,853 shares underlying presently exercisable stock options.
16	Includes 9,000 shares underlying presently exercisable stock options and 2,000 shares held in the entity Termar Enterprises, Inc. (“Termar”). Mr. Teran is the President of Termar.
17	Includes 18,167 shares underlying presently exercisable stock options.
18
Does not include shares of Common Stock held beneficially by The Bailey Company and The Erie County Investment Co.  If those shares were included, the number of shares of Common Stock beneficially held by all directors and executive officers as a group would be 2,332,259 and the percentage of the class would be 28.76%.

*	Less than one percent.
**
Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXPERTS

The consolidated financial statements of Good Times Restaurants Inc. appearing in Good Times Restaurants Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2013 have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Hein & Associates LLP.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Snell & Wilmer L.L.P.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2013, March 31, 2014 and June 30, 2014, which was amended on Form 10Q/A on August 22, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 10, 2014, February 11, 2014, April 3, 2014, May 7, 2014, May 23, 2014, August 5, 2014 and August 22, 2014;

•	our Definitive Proxy Statement on Schedule 14A filed on December 31, 2013, in connection with our 2014 Annual Meeting of Stockholders; and

•	the description of our Common Stock contained in our Registration of Certain Classes of Securities on Form 8-A, filed on May 14, 1990.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Good Times Restaurants Inc., Attn: Corporate Secretary, 601 Corporate Circle, Golden, Colorado 80401, telephone number (303) 384-1400.  Information about us is also available at our website at www.goodtimesburgers.com, where you may access the reports and other documents incorporated herein by reference. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Copies of certain information filed by us with the SEC are also available on our website at www.goodtimesburgers.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the Registrant in connection with the issuance and distribution of the shares of common stock being registered hereby. Other than the Securities and Exchange Commission registration fee, all of the amounts below are estimates.

	Amount
SEC registration fee	$-	*
Printing expenses	$500.00
Accounting fees and expenses	$4,500.00
Legal fees and expenses	$10,000.00

Total	$15,000

* Previously paid by the Registrant in connection with the Initial Registration Statement, which is amended hereby.

Item 14. Indemnification of Directors and Officers.

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities.  We do not currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

Item 15. Recent Sales of Unregistered Securities.

Between May 21, 2014 and August 20, 2014, we issued 484,600 shares of common stock at $2.75 per share issued upon exercise of the Company’s A Warrants issued pursuant to the Initial Registration Statement.  The Company is not claiming an exemption from registration relating to issuances of our common stock pursuant to exercises of A Warrants since May 21, 2014.  The Company understands that the SEC does not view the shares underlying the warrants as being “sold” for securities law purposes until the warrants are exercised, and therefore it is the view of the SEC that the Company should have filed a post-effective amendment to the Initial Registration Statement prior to issuing these shares.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser::

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(e)           The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

*(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*	Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Initial Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Golden, State of Colorado on September 3, 2014.

Good Times Restaurants Inc.

By:	/s/ Boyd E. Hoback
Name: Boyd E. Hoback
Its: President and Chief Executive Officer

S-1

POWER OF ATTORNEY

We, the undersigned officers and directors of Good Times Restaurants Inc., and each of us, do hereby constitute and appoint Boyd E. Hoback and Susan M. Knutson, and each of them individually, as our true and lawful attorneys and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Initial Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ David L. Dobbin	/s/ Susan M. Knutson
David L. Dobbin, Chairman September 3, 2014	Susan M. Knutson, Controller (Principal Financial and Accounting Officer) September 3, 2014

/s/ Geoffrey R. Bailey	/s/ Steve Johnson
Geoffrey R. Bailey, Director September 3, 2014	Steve Johnson, Director September 3, 2014

/s/ Reuven Har-Even	/s/ Eric W. Reinhard
Reuven Har-Even, Director September 3, 2014	Eric W. Reinhard, Director September 3, 2014

/s/ Gary J. Heller	/s/ Alan A. Teran
Gary J. Heller, Director September 3, 2014	Alan A. Teran, Director September 3, 2014

/s/ Boyd E. Hoback	/s/ Robert Stetson
Boyd E. Hoback, Director and President and CEO (Principal Executive Officer) September 3, 2014	Robert Stetson, Director September 3, 2014

S-2

EXHIBIT INDEX
Exhibit	Description

3.1
Articles of Incorporation of Good Times Restaurants Inc. (previously filed on November 30, 1988 as Exhibit 3.1 to the registrant’s Registration Statement on Form S-18 (File No. 33-25810-LA) and incorporated herein by reference)

3.2
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated January 23, 1990 (previously filed on January 18, 1990 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

3.3
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated June 15, 1994  (previously filed as Exhibit 3.3 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference)

3.4
Amendment to Articles of Incorporation of Good Times Restaurants Inc. dated September 23, 1996 (previously filed as Exhibit 3.5 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (File No. 000-18590) and incorporated herein by reference)

3.5
Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

3.6
Certificate of Change of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed January 12, 2011 (File No. 000-18590) and incorporated herein by reference)

3.7
Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of Good Times Restaurants Inc. (previously filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed September 20, 2012 (File No. 000-18590) and incorporated herein by reference)

3.8
Restated Bylaws of Good Times Restaurants Inc. dated November 7, 1997 (previously filed as Exhibit 3.6 to the registrant’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 000-18590) and incorporated herein by reference)

3.9
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 14, 2007 (previously filed as Exhibit 3.1 to the registrant's Current Report on Form 8-K filed December 31, 2007 (File No. 000-18590) and incorporated herein by reference)

3.10
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated August 30, 2013 (previously filed on August 30, 2013 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

3.11
Amendment to Restated Bylaws of Good Times Restaurants Inc. dated May 2, 2014 (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

4.1
Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the registrant’s Amendment No. 1 to Registration Statement on Form S-1 filed June 7, 2013 (File No. 333-188183) and incorporated herein by reference)

4.2	Specimen A Warrant Certificate (incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-188183)
4.3	Form of Underwriter’s Warrant (incorporated by reference to Exhibit 4.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-188183)
4.4	Specimen B Warrant Certificate (incorporated by reference to Exhibit 4.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-188183)
5.1
Legal opinion of Snell & Wilmer L.L.P. regarding the legality of the securities being registered under this registration statement (incorporated by reference to Exhibit 5.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-188183)

10.1
Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan (previously filed as Exhibit 10.1  to the registrant’s Current Report on Form 8-K filed January 30, 2008 (File No. 000-18590) and incorporated herein by reference)

10.2
Employment Agreement dated as of October 1, 2007 between Good Times Restaurants Inc. and Boyd E. Hoback (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed January 30, 2008 (File No. 000-18590) and incorporated herein by reference)

10.3
Securities Purchase Agreement dated October 29, 2010 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed November 3, 2010 (File No. 000-18590) and incorporated herein by reference)

10.4
Registration Rights Agreement dated December 13, 2010 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 17, 2010 (File No. 000-18590) and incorporated herein by reference)

10.5
Consent and Waiver dated December 13, 2010 by the stockholders named therein to Good Times Restaurants Inc. (previously filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed December 17, 2010 (File No. 000-18590) and incorporated herein by reference)

10.6
First Amendment to Amended and Restated Credit Agreement and Waiver of Defaults dated December 27, 2011 among Good Times Restaurants Inc., Good times Drive Thru, Inc. and Wells Fargo Bank, N.A. (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed December 28, 2011 (File No. 000-18590) and incorporated herein by reference)

10.7
Second Amended and Restated Term Note dated December 27, 2011 by Good Times Restaurants Inc. and Good Times Drive Thru, Inc. to Wells Fargo Bank, N.A. (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed December 28, 2011 (File No. 000-18590) and incorporated herein by reference)

10.8
Financial Advisory Services Agreement dated April 6, 2012 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 11, 2012 (File No. 000-18590) and incorporated herein by reference) and incorporated herein by reference)

10.9
Securities Purchase Agreement dated June 13, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed June 19, 2012 (File No. 000-18590) and incorporated herein by reference)

10.10
Amendment to the Good Times Restaurants Inc. 2008 Omnibus Equity Incentive Compensation Plan dated September 30, 2012 (previously filed as Exhibit 10.10 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.11
Supplemental Agreement dated September 28, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 1, 2012 (File No. 000-18590) and incorporated herein by reference)

10.12
Amendment to Supplemental Agreement dated October 16, 2012 between Good Times Restaurants Inc. and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 16, 2012 (File No. 000-18590) and incorporated herein by reference)

10.13
Letter Agreement dated December 5, 2012 between Good Times Restaurants Inc. and GT Burgers of Colorado, Inc. (previously filed as Exhibit 10.13 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.14
Amendment to Financial Advisory Services Agreement dated March 25, 2013 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.14 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.15
Subscription Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s Franchise Development, LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.16
Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC dated April 9, 2013 (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.17
Management Services Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s Franchise Development, LLC (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.18
License Agreement dated April 9, 2013 between Bad Daddy’s Franchise Development, LLC and BD of Colorado LLC (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.19
Term Sheet for Joint Venture Agreement dated April 9, 2013 between Good Times Restaurants Inc. and Bad Daddy’s International, LLC (previously filed as Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed April 15, 2013 (File No. 000-18590) and incorporated herein by reference)

10.20
Consent and Waiver of Small Island Investments Limited dated June 3, 2013 (previously filed as Exhibit 10.20 to Amendment No. 2 to Registration Statement on Form S-1 filed June 26, 2013 (File No. 333-188183) and incorporated herein by reference)

10.21
Amendment to Financial Advisory Services Agreement dated September 27, 2013 between Good Times Restaurants Inc. and Heathcote Capital LLC (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed October 1, 2013 (File No. 000-18590) and incorporated herein by reference)

10.22
Amendment to Amended and Restated Operating Agreement of Bad Daddy’s Franchise Development, LLC, dated October 31, 2013 (previously filed as Exhibit 10.20 to the registrant’s Annual Report on Form 10-K filed December 27, 2013 (File No. 000-18590) and incorporated herein by reference)

10.23
Employment Agreement, effective December 1, 2013, by and between Good Times Restaurants Inc. and Boyd E. Hoback (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed January 10, 2014 (File No. 000-18590) and incorporated herein by reference)

10.24
Securities Purchase Agreement, dated May 2, 2014, among Hoak Public Equities, L.P., Rest Redux LLC, and Small Island Investments Limited (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

10.25
Registration Rights Agreement, dated May 2, 2014, among Good Times Restaurants Inc., Hoak Public Equities, L.P., and Rest Redux LLC (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

10.26
Agreement between Good Times Restaurants Inc. and Robert Stetson, effective May 2, 2014 (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed May 7, 2014 (File No. 000-18590) and incorporated herein by reference)

10.27
Development Line Loan and Security Agreement (previously filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)

10.28
Collateral Assignment of Franchise Agreements, Management Agreement, and Partnership Interests (previously filed as Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)

10.29	Promissory Note (previously filed as Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)
10.30	Guaranty Agreement (previously filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed August 5, 2014 (File No. 000-18590) and incorporated herein by reference)
21.1	Subsidiaries of the Company (previously filed as Exhibit 21.1 to the registrant’s Registration Statement on Form S-1 filed April 26, 2013 (File No. 333-188183) and incorporated herein by reference)
23.1	*Consent of Independent Registered Public Accounting Firm
23.2	Consent of Snell & Wilmer L.L.P. (included at Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*Filed herewith.